INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pilgrim Investment Funds, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.


                                                          KPMG LLP

Los Angeles, California
March 2, 1999